ARTICLES OF AMENDMENT AND RESTATEMENT OF

OF

PRINCIPAL FUNDS, INC.

	Principal Funds, Inc., a Maryland corporation having its principal office in this State in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. On December 12, 2011, the Board of Directors of the Corporation, pursuant to the authority granted to it by the Articles of Incorporation of the Corporation (the "Articles") and Sections 2-105(a)(10), 2-105(a)(13) and 2-105(c) of the Maryland General Corporation
Law, unanimously adopted resolutions authorizing amendments to the Articles. The purpose of these amendments is to authorize two new series of the Corporation, the Blue Chip Fund and Opportunistic Municipal Fund, authorize and classify shares to these new series and authorize and classify additional shares to two existing series of the Corporation, the Global Multi-Strategy Fund and the Small-MidCap Dividend Fund, as follows:

	Class A	Class C	Institutional
Class
Blue Chip Fund				500,000,000
Global Multi-Strategy Fund			50,000,000
Opportunistic Municipal Fund		100,000,000		100,000,000
Small-MidCap Dividend Income Fund			50,000,000

	SECOND: The Board of Directors of the Corporation, pursuant to the authority granted to it by the Articles and Sections 2-105(a)(10) and 2-605 of the Maryland General Corporation Law, unanimously adopted further resolutions authorizing amendments to the Articles. The purpose of these amendments is: (i) to reclassify an aggregate of 10,985,000,000 shares, representing all the shares of all the share classes of the following series of the Corporation, which have merged into other series of the Corporation or otherwise become inactive: California Insured Intermediate Municipal Fund, Disciplined LargeCap Blend Fund, Equity Income Fund (inactive) , Global Equity Fund I, Government & High Quality Bond Fund (inactive), High Quality Intermediate-Term Bond Fund, International Growth Fund, LargeCap Value Fund II, LargeCap Blend Fund I, MidCap Growth Fund I, MidCap Growth Fund II, MidCap Stock Fund, MidCap Value Fund II, Partners LargeCap Growth Fund, Short-Term Bond Fund, SmallCap Blend Fund I, SmallCap Growth Fund, SmallCap Growth Fund III, SmallCap Value Fund, SmallCap Value Fund I, SmallCap Value Fund III, Tax-Exempt Bond Fund (inactive), and Ultra Short Bond Fund; and
(ii) to reclassify an aggregate of 11,950,000,00 shares, representing all the shares of certain share classes of the following series of the Corporation:
Global Diversified Income Fund (Class J), LargeCap Blend Fund II (Classes A, B, C), LargeCap Growth Fund I (Classes A, B, C), LargeCap Growth Fund II (Classes A, B, C), LargeCap Value Fund III (Classes A, B, C), MidCap Growth Fund III (Classes A, B, C), MidCap Value Fund I (Classes A, B, C), Money Market Fund (Classes R-1, R-2, R-3, R-4, R-5, S), Principal LifeTime 2010 Fund (Class C), Principal LifeTime 2020 Fund (Class C), Principal LifeTime 2030 Fund (Class C), Principal LifeTime 2040 Fund (Class C), Principal LifeTime 2050 Fund (Class C), Principal LifeTime Strategic Fund (Class C), and SmallCap Growth Fund II (Classes A, B, C). Of these shares: (i) an aggregate of 2,350,000,000 shares are reclassified as authorized but un-classified shares; and (ii) an aggregate of 20,585,000,000 shares are reclassified as shares of various share classes of other series of the Corporation, as a result of which an aggregate of 63,930,000,000 shares of the Corporation are classified as shares of the various share classes of the sixty-three series of the Corporation, as set forth under Article V in the fifth paragraph hereof.

	THIRD: The number of authorized shares of stock of the Corporation and the aggregate par value thereof, before and after the amendments described in the first and second paragraphs hereof, are as set forth below:

	Before Amendments	After
Amendments
Number of Authorized Shares, par value one cent ($0.01) each
	65,585,000,000
	66,280,000,000
Number of Authorized Shares, par value ten cents ($0.10) each	695,000,000
	none
Aggregate Par Value	$725,350,000	$662,800,000

	FOURTH: On the 12th day of December, 2011, the Board of Directors unanimously approved a resolution deeming advisable a proposed amendment and restatement of the Articles and directing the submission of the proposed amendment and restatement of the Articles to the stockholders of the Corporation at a special meeting of stockholders. On April 4, 2012, the stockholders of the Corporation approved the proposed amendment and restatement of the Articles.

	FIFTH: The Corporation desires to restate the Articles as amended such that the Articles, as restated, shall state as follows:

ARTICLE I
INCORPORATOR

       The undersigned Arthur S. Filean and Michael D. Roughton, whose post office address is The Principal Financial Group, Des Moines, Iowa 50392, being at least 18 years of age, incorporators, hereby form a corporation under and by virtue of the laws of Maryland.

ARTICLE II
NAME

       The name of the corporation is Principal Funds, Inc. hereinafter called the "Corporation."

ARTICLE III
CORPORATE PURPOSES AND POWERS

       The Corporation is formed for the following purposes:

(1)	To conduct and carry on the business of an investment company.

(2)	To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

(3)	To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

(4)	To redeem, purchase or acquire in any other manner, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by these Articles of Incorporation.

(5)	To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

       To carry out all or any part of the foregoing objects as principal, factor, agent, contractor, or otherwise, either alone or through or in conjunction with any person, firm, association or corporation, and, in carrying on its business and for the purpose of attaining or furnishing any of its objects and purposes, to make and perform any contracts and to do any acts and things, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any such objects and purposes.

       To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

       The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes.

       The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

ARTICLE IV
PRINCIPAL OFFICE AND RESIDENT AGENT

       The post office address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is CSC-Lawyers Incorporating Service Company, a corporation of this State, and the post office address of the resident agent is 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

ARTICLE V
CAPITAL STOCK ALLOCATION

       Section 5.1. Authorized Shares: The total number of shares of stock which the Corporation shall have authority to issue is sixty-six billion two hundred eighty million (66,280,000,000) shares of stock, with a par value of one cent ($0.01) per share. The aggregate par value of all the authorized shares is six hundred seventy million nine hundred thousand dollars ($662,800,000). The shares may be issued by the Board of Directors in such separate and distinct series and classes of series as the Board of Directors shall from time to time create and establish. The Board of Directors shall have full power and authority, in its sole discretion, to establish and designate series and classes of series, and to classify or reclassify any unissued shares in separate series or classes having such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. Unless otherwise provided in these Articles of Incorporation or by the Board of Directors when establishing a class, each class of a series shall represent interests in the assets belonging to that series and have identical voting, dividend, liquidation and other rights and the same terms and conditions as any other class of the series, except that expenses allocated to the class of a series may be borne solely by such class as shall be determined by the Board of Directors. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular series or class may be charged to and borne solely by such series or class, and the bearing of expenses solely by a series or class may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each series or class. Subject to the authority of the Board of Directors to increase and decrease the number of, and to reclassify the shares of any series or class, there are hereby established sixty-three series of common stock, each comprising the number of shares and having the share class designations indicated:

Fund	Class	Number of Shares
Blue Chip Fund	Institutional	500,000,000
Bond & Mortgage Securities Fund	A	200,000,000
	B	25,000,000
	C	50,000,000
	Institutional	500,000,000
	J	75,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	35,000,000
Bond Market Index Fund	Institutional	500,000,000
	J	10,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
California Municipal Fund	A	300,000,000
	B	50,000,000
	C	50,000,000
Core Plus Bond Fund I	Institutional	600,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Diversified International Fund	A	300,000,000
	B	50,000,000
	C	50,000,000
	Institutional	600,000,000
	J	75,000,000
	P	100,000,000
	R-1	100,000,000
	R-2	75,000,000
	R-3	75,000,000
	R-4	25,000,000
	R-5	75,000,000
Diversified Real Asset Fund	A	750,000,000
	C	50,000,000
	Institutional	500,000,000
	P	100,000,000
Equity Income Fund 	A	750,000,000
	B	100,000,000
	C	50,000,000
	Institutional	500,000,000
	P	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Global Diversified Income Fund	A	750,000,000
	C	300,000,000
	Institutional	500,000,000
	P	100,000,000
Global Multi-Strategy Fund	A	750,000,000
	C	100,000,000
	Institutional	500,000,000
	P	100,000,000
Global Real Estate Securities Fund	A	200,000,000
	C	100,000,000
	Institutional	300,000,000
	P	100,000,000
Government & High Quality Bond Fund	A	300,000,000
	B	50,000,000
	C	50,000,000
	Institutional	400,000,000
	J	75,000,000
	P	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
High Yield Fund	A	750,000,000
	B	50,000,000
	C	200,000,000
	Institutional	500,000,000
	P	100,000,000
High Yield Fund I	Institutional	300,000,000
Income Fund	A	300,000,000
	B	50,000,000
	C	50,000,000
	Institutional	300,000,000
	J	100,000,000
	P	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Inflation Protection Fund	A	200,000,000
	C	50,000,000
	Institutional	100,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	100,000,000
	R-3	100,000,000
	R-4	25,000,000
	R-5	100,000,000
International Emerging Markets Fund	A	200,000,000
	B	25,000,000
	C	50,000,000
	Institutional	300,000,000
	J	25,000,000
	P	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
International Equity Index Fund	Institutional
	200,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
International Fund I	Institutional	300,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
LargeCap Blend Fund II	Institutional	300,000,000
	J	40,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	20,000,000
	R-4	25,000,000
	R-5	25,000,000
LargeCap Growth Fund	A	300,000,000
	B	75,000,000
	C	50,000,000
	Institutional	500,000,000
	J	50,000,000
	P	100,000,000
	R-1	100,000,000
	R-2	45,000,000
	R-3	45,000,000
	R-4	25,000,000
	R-5	45,000,000
LargeCap Growth Fund I	Institutional	600,000,000
	J	50,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	20,000,000
	R-4	25,000,000
	R-5	25,000,000
LargeCap Growth Fund II	Institutional	320,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	20,000,000
	R-4	25,000,000
	R-5	25,000,000
LargeCap S&P 500 Index Fund	A	200,000,000
	C	50,000,000
	Institutional	300,000,000
	J	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	50,000,000
	R-4	50,000,000
	R-5	75,000,000
LargeCap Value Fund	A	200,000,000
	B	25,000,000
	C	50,000,000
	Institutional	400,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
LargeCap Value Fund I	Institutional	400,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
LargeCap Value Fund III	Institutional	300,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	20,000,000
	R-4	25,000,000
	R-5	25,000,000
MidCap Blend Fund	A	750,000,000
	B	25,000,000
	C	50,000,000
	Institutional	500,000,000
	J	50,000,000
	P	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
MidCap Growth Fund	Institutional	100,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
MidCap Growth Fund III	Institutional	400,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
MidCap S&P 400 Index Fund	Institutional	200,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
MidCap Value Fund I	Institutional	300,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
MidCap Value Fund III	Institutional	100,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Money Market Fund	A	5,000,000,000
	B	1,500,000,000
	C	500,000,000
	Institutional	600,000,000
	J	800,000,000
Opportunistic Municipal Fund	A	200,000,000
	C	100,000,000
Overseas Fund	Institutional	400,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Preferred Securities Fund	A	750,000,000
	C	300,000,000
	Institutional	500,000,000
	J	50,000,000
	P	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Principal Capital Appreciation Fund	A	300,000,000
	B	50,000,000
	C	50,000,000
	Institutional	300,000,000
	P	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Principal LifeTime 2010 Fund	A	200,000,000
	Institutional	200,000,000
	J	50,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Principal LifeTime 2015 Fund	Institutional	200,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Principal LifeTime 2020 Fund	A	200,000,000
	B	25,000,000
	Institutional	500,000,000
	J	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	50,000,000
	R-4	50,000,000
	R-5	75,000,000
Principal LifeTime 2025 Fund	Institutional	200,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Principal LifeTime 2030 Fund	A	200,000,000
	B	25,000,000
	Institutional	500,000,000
	J	100,000,000
	R-1	200,000,000
	R-2	25,000,000
	R-3	50,000,000
	R-4	50,000,000
	R-5	75,000,000
Principal LifeTime 2035 Fund	Institutional	200,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Principal LifeTime 2040 Fund	A	200,000,000
	B	25,000,000
	Institutional	500,000,000
	J	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	50,000,000
Principal LifeTime 2045 Fund	Institutional	200,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Principal LifeTime 2050 Fund	A	200,000,000
	B	25,000,000
	Institutional	300,000,000
	J	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Principal LifeTime 2055 Fund	Institutional	200,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Principal LifeTime Strategic Income Fund	A	200,000,000
	B	25,000,000
	Institutional	300,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Real Estate Securities Fund	A	300,000,000
	B	75,000,000
	C	50,000,000
	Institutional	200,000,000
	J	25,000,000
	P	100,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Short-Term Income Fund	A	300,000,000
	C	50,000,000
	Institutional	300,000,000
	J	25,000,000
	P	100,000,000
	R-1	5,000,000
	R-2	5,000,000
	R-3	5,000,000
	R-4	25,000,000
	R-5	5,000,000
Small-MidCap Dividend Income Fund	A	750,000,000
	C	100,000,000
	Institutional	750,000,000
	P	100,000,000
SmallCap Blend Fund	A	200,000,000
	B	25,000,000
	C	50,000,000
	Institutional	100,000,000
	J	50,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
SmallCap Growth Fund I	Institutional	400,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	20,000,000
	R-4	25,000,000
	R-5	25,000,000
SmallCap Growth Fund II	Institutional	100,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	20,000,000
	R-4	25,000,000
	R-5	25,000,000
SmallCap S&P 600 Index Fund	Institutional	100,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
SmallCap Value Fund II	Institutional	300,000,000
	J	25,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Strategic Asset Management Balanced Portfolio	A	750,000,000
	B	150,000,000
	C	150,000,000
	Institutional	500,000,000
	J	75,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Strategic Asset Management Conservative Balanced Portfolio	A
	750,000,000
	B	50,000,000
	C	50,000,000
	Institutional	500,000,000
	J	75,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Strategic Asset Management Conservative Growth Portfolio	A
	750,000,000
	B	150,000,000
	C	150,000,000
	Institutional	500,000,000
	J	75,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Strategic Asset Management Flexible Income Portfolio	A
	750,000,000
	B	150,000,000
	C	50,000,000
	Institutional	500,000,000
	J	75,000,000
	R-1	100,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Strategic Asset Management Strategic Growth Portfolio	A
	750,000,000
	B	150,000,000
	C	150,000,000
	Institutional	300,000,000
	J	75,000,000
	R-1	500,000,000
	R-2	25,000,000
	R-3	25,000,000
	R-4	25,000,000
	R-5	25,000,000
Tax-Exempt Bond Fund	A	300,000,000
	B	50,000,000
	C	50,000,000

	In addition, the Board of Directors is hereby expressly granted authority to change the designation of any series or class, to increase or decrease the number of shares of any series or class, provided that the number of authorized shares of any series or class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding, and to reclassify any unissued shares into one or more series or classes that may be established and designated from time to time.

(a)	The Corporation may issue shares of stock in fractional
denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately, to the respective fractions represented thereby, all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

(b)	The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share, of stock, irrespective of the series or class, then standing in the holder's name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by series or class except that (1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, shares shall be voted by individual series or class, and (2) if the Board of Directors, in its sole discretion, determines that a matter (including an amendment to these Articles of Incorporation) affects the interests of only one or more particular series or class or classes then only the holders of shares of such affected series or class or classes shall be entitled to vote thereon.

(c)	Unless otherwise provided in the resolution of the Board of
Directors providing for the establishment and designation of any new series or class or classes, each series and class of stock of the Corporation shall have the following powers, preferences and rights, and qualifications, restrictions, and limitations thereof:

(1)	Assets Belonging to a Series.  All consideration received by the Corporation for the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books and accounts of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that series as provided in the following sentence, are herein referred to as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits, proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series (collectively "General Items"), such General
Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular series shall belong to that series.
Each such allocation by the Board of Directors shall be conclusive and binding for all purposes. The foregoing provisions of this Section 5.1(c)(1) shall apply to each class to the extent provided by the Board of Directors and consistent with applicable laws and regulations.

(2)	Liabilities Belonging to a Series.  The assets belonging to
each particular series shall be charged with the liabilities of the Corporation in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a series are herein referred to as "liabilities belonging to" that series. Expenses related to the shares of a series may be borne solely by that series (as determined by the Board of Directors). Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes. The foregoing provisions of this
Section 5.1(c)(2) shall apply to each class to the extent provided by the Board of Directors and consistent with applicable laws and regulations.

(3)	Dividends and Distributions.  The Board of Directors may from time to time declare and pay dividends or distributions, in stock, property or cash, on any or all series of stock, the amount of such dividends and property distributions and the payment of them being wholly in the discretion of the Board of Directors. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that series. All dividends or distributions on shares of a particular series shall be paid only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to such series. Dividends and distributions may vary between the classes of a series to reflect differing allocations of the expense of each class of that series to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation, or where applicable each series of shares to qualify as a regulated investment company under the Internal
Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability for the Corporation, or each series of shares, for Federal income and excise taxes in respect of that or any other year.

(4)	Liquidation.  In the event of the liquidation of the
Corporation or of the assets attributable to a particular series or class, the stockholders of each series or class that has been established and designated and is being liquidated shall be entitled to receive, as a series or class, when and as declared by the Board of Directors, the excess of the assets belonging to that series or class over the liabilities belonging to that series or class. The holders of shares of any series or class shall not be entitled thereby to any distribution upon liquidation of any other series or class.
The assets so distributable to the stockholders of any particular series or class shall be distributed among such stockholders according to their respective rights taking into account the proper allocation of expenses being borne by that series or class. The liquidation of assets attributable to any particular series or class in which there are shares then outstanding and the termination of the series or the class may be authorized by vote of a majority of the Board of Directors then in office, without action or approval of the stockholders, to the extent consistent with applicable laws and regulations. In the event that there are any general assets not belonging to any particular series or class of stock and available for distribution, such distribution shall be made to holders of stock of various series or classes in such proportion as the Board of Directors determines to be fair and equitable, and such determination by the Board of Directors shall be conclusive and binding for all purposes.

(5)	Redemption.  All shares of stock of the Corporation shall be subject to the redemption, repurchase and conversion provisions set forth in Sections 5.6 through 5.11 of this Article V.

(d)	The Corporation's shares of stock are issued and sold, and all persons who shall acquire stock of the Corporation shall do so, subject to the condition and understanding that the provisions of the Corporation's Articles of Incorporation, as from time to time amended, shall be binding upon them.

	Section 5.2. Quorum Requirements and Voting Rights: Except as otherwise expressly provided by the Maryland General Corporation Law, the presence in person or by proxy of the holders of one-third of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the stockholders, except that where the holders of any series or class are required or permitted to vote as a series or class, one-third of the aggregate number of shares of that series or class outstanding and entitled to vote shall constitute a quorum.

	Notwithstanding any provision of Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all series or classes or of any series or class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to applicable laws and regulations. All shares of stock of this Corporation shall have the voting rights provided for in Section 5.1(b) of this Article V.

	The Board of Directors from time to time, subject to such procedures as may be adopted by the Board of Directors, and consistent with applicable laws and regulations, may authorize the holders of shares of any series or class to take action or consent to any action by delivering a consent, in writing or by electronic transmission, of the holders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the holders of shares of such series or class.

	Section 5.3. No Preemptive or Appraisal Rights: No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation which the Corporation may issue or sell (whether consisting of shares of capital stock authorized by these Articles of Incorporation, or shares of capital stock of the Corporation acquired by it after the issue thereof, or other shares) other than any right which the Board of Directors of the Corporation, in its discretion, may determine.

	No holder of shares of capital stock of the Corporation shall be entitled to exercise the rights of an objecting stockholder under Subtitle 2 of Title 3 of the Maryland General Corporation Law or any successor provision.

	Section 5.4. Determination of Net Asset Value: The net asset value of each share of each series or class of each series of the Corporation shall be the quotient obtained by dividing the value of the net assets of the Corporation, or if applicable of the series or class (being the value of the assets of the Corporation or of the particular series or class or attributable to the particular series or class less its actual and accrued liabilities exclusive of capital stock and surplus), by the total number of outstanding shares of the Corporation or the series or class, as applicable. Such determination may be made on a series-by-series basis or made or adjusted on a class-by-class basis, as appropriate, and shall include any expenses allocated to a specific series or class thereof. The Board of Directors may adopt procedures for determination of net asset value consistent with the requirements of applicable laws and regulations and, so far as accounting matters are concerned, with generally accepted accounting principles. The procedures may include, without limitation, procedures for valuation of the Corporation's portfolio securities and other assets, for accrual of expenses or creation of reserves and for the determination of the number of shares issued and outstanding at any given time.

	Section 5.5. Stable Net Asset Value: With respect to any money market, stable value or other series or class that seeks to maintain a stable net asset value per share, and pursuant to procedures established by the Board of Directors, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a stable net asset value per share of such series or class, to redeem pro rata from all holders of record of such series or class at the time of such redemption (in proportion to their respective holdings of such shares) sufficient outstanding shares (or fractional shares) of such series or class, or to take such other measures as are not prohibited by the Investment Company Act of 1940, as shall maintain for such series or class a stable net asset value.

	Section 5.6. Redemption by Stockholders: Any stockholder may redeem shares of the Corporation for the net asset value of each series or class thereof, less such fees and charges, if any, as may be established by the Board of Directors from time to time, by presentation of an appropriate request, together with the certificates, if any, for such shares, duly endorsed, at the office or agency designated by the Corporation. Redemptions as aforesaid, shall be made in the manner and subject to the conditions contained in the bylaws or approved by the Board of Directors.

	Section 5.7. Redemption at the Option of the Corporation: Subject to the provisions of the Investment Company Act of 1940, each share of the Corporation and each share of each series and class shall be redeemable from any stockholder at the option of the Corporation. In that regard, the Board of Directors may from time to time authorize the Corporation to redeem all or any part of the shares of the Corporation or of any series or class upon such terms and conditions as the Board of Directors may determine in its sole discretion. The Corporation's right to redeem shares includes, without limitation, the right to redeem shares when required for the payment of account fees or other fees, charges and expenses as set by the Board of Directors, including without limitation any small account fees permitted by
Section 5.9 of this Article V.

	Section 5.8. Purchase of Shares: The Corporation shall be entitled to purchase all or any part of the shares of the Corporation or of any series or class of its capital stock, to the extent that the Corporation may lawfully effect such purchase under Maryland General Corporation Law, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable.

	Section 5.9. Redemption of Minimum Amounts: The Board of Directors may establish, from time to time, one or more minimum investment amounts for stockholder accounts, which may be different for each series or class and within each series or class, and may impose account fees on, and/or require the involuntary redemption of, those accounts the net asset value of which for any reason falls below such established minimum amounts, or may take any other action with respect to minimum investment amounts as may be deemed appropriate by the Board of Directors, in each case upon such terms as shall be established by the Board of Directors. Any such account fee may be satisfied by the Corporation by redeeming the requisite number of shares in any such account in the amount of such fee.

	Section 5.10.  Conversion of Shares by Stockholders and by the
Corporation: Subject to compliance with the Investment Company Act of 1940 and applicable laws and regulations, the Board of Directors shall have authority, without stockholder approval, to provide that:

(a)	the holders of any series or class of shares shall have the right to convert or exchange such shares into shares of one or more other series or classes in accordance with such terms and conditions as may be established by the Board of Directors; and

(b)	the Corporation may automatically convert some or all of the shares of a particular series or class into shares of another series or class, at such times as may be determined by the Board of Directors, based on the relative net asset values of such series or class at time of conversion and otherwise in accordance with such terms and conditions as may be established by the Board of Directors and which may vary within and among the series and classes and within and among the holders of the series or classes to the extent determined by the Board of Directors.

	Section 5.11. Mode of Payment: Payment by the Corporation for shares of any series or class of the capital stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the holders of capital stock of the Corporation to redeem shares of capital stock and may postpone the right of such holders to receive payment for any shares when permitted or required to do so by law. Payment of the redemption or purchase price may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities or other assets of the Corporation as the Corporation may select in its sole discretion. The composition of any such payments may be different among stockholders, including those of the same series or class, as the Corporation may determine in its sole discretion.

	Section 5.12. Rights of Holders of Shares Purchased or Redeemed: The right of any holder of any series or class of capital stock of the Corporation purchased or redeemed by the Corporation as provided in this
Article V to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the purchase or redemption price of such shares is determined, except the right of such holder to receive (i) the purchase or redemption price of such shares from the Corporation or its designated agent and (ii) any dividend or distribution or voting rights to which such holder has previously become entitled as the record holder of such shares on the record date for the determination of the stockholders entitled to receive such dividend or distribution or to vote at the meeting of stockholders.

	Section 5.13. Status of Shares Purchased or Redeemed: In the absence of any specification as to the purpose for which such shares of any series or class of capital stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and may be reissued. The number of authorized shares of capital stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it.

	Section 5.14. Additional Limitations and Powers: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders:

(a)	Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the establishment or designation of procedures or methods to be employed for valuing any investment or other assets of the Corporation and as to the value of any investment or other asset, as to the allocation of any asset of the Corporation to a particular series or class or classes of the Corporation's stock, as to the funds available for the declaration of dividends and as to the declaration of dividends, as to the charging of any liability of the Corporation to a particular series or class or classes of the Corporation's stock, as to the number of shares of any series or class or classes of the Corporation's outstanding stock, as to the estimated expense to the Corporation in connection with purchases or redemptions of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase or redemption or other acquisition or disposition of investments or shares of the Corporation, or in the determination of the net asset value per share of shares of any series or class of the Corporation's stock shall be conclusive and binding for all purposes.

(b)	Except to the extent prohibited by the Investment Company Act of
1940, or rules, regulations or orders thereunder promulgated by the Securities and Exchange Commission or any successor thereto or by the bylaws of the Corporation, a director, officer or employee of the Corporation shall not be disqualified by his position from dealing or contracting with the Corporation, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director, officer or employee or any firm of which any director, officer or employee is a member, or any corporation of which any director, officer or employee is a stockholder, officer or director, is in any way interested in such transaction or contract; provided that in case a director, or a firm or corporation of which a director is a member, stockholder, officer or director is so interested, such fact shall be disclosed to or shall have been known by the Board of Directors or a majority thereof. Nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any person for any loss incurred by it or him or for any profit realized by such director or officer under or by reason of such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were unfair to the Corporation at the time at which it was entered into. Any director of the Corporation who is so interested, or who is a member, stockholder, officer or director of such firm or corporation, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such transaction or contract, with like force and effect as if he were not such director, or member, stockholder, officer or director of such firm or corporation.

(c)	Specifically and without limitation of the foregoing paragraph (b)
but subject to the exception therein prescribed, the Corporation may enter into management or advisory, underwriting, distribution and administration contracts, custodian contracts and such other contracts as may be appropriate.

	Section 5.15. Reorganization: The Board of Directors may merge or consolidate one of more series of shares with, and may sell, convey and transfer the assets belonging to any one or more series of shares to, another corporation, trust, partnership, association or other organization, or to the Corporation to be held as assets belonging to another series of shares, in exchange for cash, securities or other consideration (including, in the case of a transfer to another series of shares of the Corporation, shares of such other series of shares) with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to each transferor series of shares if deemed appropriate by the Board of Directors. The Board of Directors shall have the authority to effect any such merger, consolidation or transfer of assets, without action or approval of the stockholders, to the extent consistent with applicable laws and regulations.

	Section 5.16. Classes of Shares: The Board of Directors shall also have the authority, subject to applicable laws and regulations and without action or approval of the stockholders, from time to time to designate any class of shares of a series of shares as a separate series of shares as it deems necessary or desirable. The designation of any class of shares of a series of shares as a separate series of shares shall be effective at the time specified by the Board of Directors. The Board of Directors shall allocate the assets, liabilities and expenses attributable to any class of shares designated as a separate series of shares to such separate series of shares and shall designate the relative rights and preferences of such series of shares, provided that such relative rights and preferences may not be materially adversely different from the relative rights and preferences of the class of shares designated as a separate series of shares.

	Section 5.17. Fees and Expenses. Notwithstanding anything to the contrary contained in these Articles of Incorporation, each share of any series or class of a series may be subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, however designated, and other administrative, recordkeeping, redemption, service and other fees, however designated); to such account size requirements; and to such other rights and provisions; which may be the same or different from any other share of any series or class, including any other share of the same series or class, all as the Board of Directors may from time to time establish and/or change in accordance with applicable laws and regulations.

ARTICLE VI
DIRECTORS

       Section 6.1. Board of Directors: The number of directors of the Corporation shall be fourteen. The names of the directors who shall hold office until the next meeting of stockholders or until their successors are duly qualified and elected are:

.. Elizabeth Ballantine
.. Ralph C. Eucher
.. Tao Huang
.. Leroy T. Barnes, Jr.
.. Nora M. Everett
.. William C. Kimball
.. Michael J. Beer
.. Richard W. Gilbert
.. Barbara A. Lukavsky
.. Kristianne Blake
.. Mark A. Grimmett
.. Daniel Pavelich
.. Craig Damos
.. Fritz S. Hirsch


       Section 6.2. Number of Directors: The number of directors in office may be changed from time to time in the manner specified in the bylaws of the Corporation, but this number shall never be less than two.

       Section 6.3. Certain Powers of Board of Directors: The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the bylaws of the Corporation conferred upon or reserved to the stockholders. In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation (a) is expressly authorized to make, alter, amend or repeal bylaws for the Corporation, (b) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of capital stock of the Corporation, whether now or hereafter authorized, in such amounts, for such amount and kind of consideration and on such terms and conditions as the Board of Directors shall determine, (c) is empowered to classify or reclassify any unissued stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock, and (d) shall have the power from time to time to set apart, out of any assets of the Corporation otherwise available for dividends, a reserve or reserves for taxes or for any other proper purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board of Directors may deem to be in the best interests of the Corporation; and to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

ARTICLE VII
INDEMNIFICATION AND LIMITATION OF LIABILITY

	Section 7.1. Indemnification: The Corporation shall indemnify and advance expenses to: (a) its present and former directors and officers, whether serving or having served the Corporation or at its request any other entity, to the maximum extent permitted by the Maryland General Corporation Law and the Investment Company Act of 1940; and (b) other present and former employees and agents of the Corporation to such extent as shall be authorized by the Board of Directors or the bylaws of the Corporation and as shall be permitted by law. The Corporation shall have the power, with the approval of the Board of Directors, to provide indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b). No amendment of these Articles of Incorporation or repeal of any of the provisions hereof shall limit or eliminate the right of indemnification provided by this Section 7.1 with respect to acts or omissions occurring prior to such amendment or repeal.

	Section 7.2. Limitation of Liability: To the maximum extent permitted by the Maryland General Corporation Law and the Investment Company Act of
1940, no director or former director and no officer or former officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of these Articles of Incorporation or repeal of any of the provisions hereof shall limit or eliminate the benefits provided by this Section 7.2 to directors or former directors or officers or former officers with respect to any act or omission that occurred prior to such amendment or repeal.

ARTICLE VIII
AMENDMENTS

       The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding capital stock. "Articles of Incorporation" or "these Articles of Incorporation" as used herein and in the bylaws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended or restated.

ARTICLE IX
DURATION

       The duration of the Corporation shall be perpetual.

ARTICLE X
MISCELLANEOUS

	Section 10.1. Alternative Voting: Notwithstanding any other provisions of these Articles of Incorporation and pursuant to procedures adopted by the Board of Directors, and consistent with applicable laws and regulations, the Board of Directors may determine, with respect to any matter submitted to the vote of the stockholders of the Corporation or any series or class, that each holder of stock shall be entitled to one vote (1) for each dollar (and a fractional vote for each fraction of a dollar) of net asset value per share of a series or class, as applicable.

       Section 10.2. Certain References: References in these Articles of Incorporation to Maryland law, the Maryland General Corporation Law, the Investment Company Act of 1940 and applicable laws and regulations are references to such statutes, laws and regulations as amended and as in effect from time to time.

       Section 10.3. Delegation by the Board of Directors: To the extent permitted by applicable laws, actions that may be taken, and determinations that may be made, by the Board of Directors under these Articles of Incorporation may, subject to authorization by the Board of Directors, be taken or made by the officers of the Corporation.

       SIXTH: The provisions set forth in the Articles of Amendment and Restatement as described in the fifth paragraph hereof are all the provisions of the Articles currently in effect.

       SEVENTH: The Articles of Amendment and Restatement shall become effective immediately upon receipt.

    IN WITNESS WHEREOF, Principal Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer on this 15th day of May, 2012.

	Principal Funds, Inc.


	By /s/ Nora M. Everett
Nora M. Everett, President and CEO


	By /s/ Michael J. Beer
Michael J. Beer, Executive Vice
President




Attest


/s/ Beth C. Wilson
Beth C. Wilson, Secretary



       The UNDERSIGNED, President and Chief Executive Officer of Principal Funds, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name on behalf of said corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


	/s/ Nora M. Everett
Nora M. Everett, President and CEO
Principal Funds, Inc.


       The UNDERSIGNED, Michael J. Beer, Executive Vice President of Principal Funds, Inc., who executed on behalf of said corporation the foregoing
Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name on behalf of said corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


	/s/ Michael J. Beer
Michael J. Beer, Executive Vice
President
Principal Funds, Inc.


DC01/ 2926464.2


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